Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement relating to the Post-Effective Amendment No. 1 on Form S-8 of our report dated March 1, 2007 relating to the financial statements which appears in SunTrust Banks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers LLP
Atlanta, GA
April 28, 2008